EXHIBIT 99.2

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES FOURTH QUARTER AND FULL YEAR 2009
EARNINGS CONFERENCE CALL

DENVER, January 8, 2010 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release earnings for the fourth quarter and full year of 2009 after the close of trading on the NYSE on February 22, 2010.  The teleconference to discuss these results and other operational matters is scheduled for February 23, 2010 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 877-265-4451 and the conference number is 50355324.  An audio replay of the call will be available approximately two hours after the call at 800-642-1687, conference number 50355324.  International participants can dial 702-928-6464 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 50355324.  Replays can be accessed through March 9, 2010.

This call is being webcast live and can be accessed at St. Mary’s web site at stmaryland.com.  An audio recording of the conference call will be available at that site through March 9, 2010.

ABOUT THE COMPANY

St. Mary Land & Exploration Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil.  St. Mary routinely posts important information about the Company on its website.  For more information about St. Mary, please visit its website at stmaryland.com.